         EXHIBIT 99.1

HMS COMPLETES ACQUISITION OF ACCENT PAYMENT ACCURACY BUSINESS

Combined Solutions to Expand Breadth of HMS’ Prospective and Retrospective
Claims Accuracy Services to Commercial and Medicare Advantage Health Plans

IRVING, Texas – December 23, 2019 – HMS Holdings Corp. (Nasdaq: HMSY) today announced it completed the acquisition of Accent, a payment accuracy and cost containment business. HMS purchased Accent from Intrado Corporation (f/k/a West Corporation) for approximately $155 million, subject to working capital and other customary adjustments, which HMS funded with cash on hand.

Accent’s offerings include comprehensive prospective and retrospective claims accuracy solutions, which incorporate both cost avoidance and overpayment recovery services. Its capabilities and client base are highly complementary to HMS, providing immediate market expansion and growth opportunities. Accent’s broad spectrum of healthcare payer clients include large commercial health plans, Blue Cross and Blue Shield plans, provider-sponsored health plans, Medicare Advantage plans, third-party administrators and self-insured employer groups.

“The combination of Accent with HMS will provide expanded payment accuracy capabilities across the healthcare payer landscape, and offers numerous benefits for our clients and stakeholders,” said Bill Lucia, HMS Chairman and CEO. ”The addition of Accent enhances our capabilities across all of our COB and Payment Integrity solutions, expands our range of edit and audit solutions, opens up a new coordination of benefits market for HMS with commercial payers and extends our push into the Medicare COB market.

“On behalf of HMS, I’d like to welcome the Accent employees to our team. They will be a critical part of this business combination as their talent and expertise have been a significant reason why Accent established and maintains a leadership position in the markets it serves,” Lucia added.

About HMS

HMS advances the healthcare system by helping healthcare organizations reduce costs and improve health outcomes. Through our industry-leading technology, analytics and engagement solutions, we save billions of dollars annually while helping consumers lead healthier lives. HMS provides a broad range of coordination of benefits, payment integrity and population health management solutions that help move the healthcare system forward. Visit us at www.hms.com follow us on Twitter at @HMSHealthcare.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements relate to our current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “believes,” “expects,” “future,” “may,” “plans,” “will,” “should,” “plans,” “anticipates,” “intends,” “estimates,” “predicts,” and similar references, although some forward-looking statements may be expressed differently. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements. Factors that could cause or contribute to such differences, include, but are not limited to: our ability to execute our business plans or growth strategy; our ability to innovate, develop or implement new or enhanced solutions or services; the nature of investment and acquisition opportunities we are pursuing, and the successful execution of such investments and acquisitions; our ability to successfully integrate acquired businesses (including Accent) and realize synergies; our ability to comply with current and future legal and regulatory requirements; and other factors, risks and uncertainties described in our most recent Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission. Any forward-looking statements are made as of the date of this press release. Except as may be required by law, we disclaim any obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact: Robert Borchert SVP, Investor Relations robert.borchert@hms.com 469-284-2140	Media Contact: Lacey Hautzinger Sr. Director, External Communications lacey.hautzinger@hms.com 469-284-7240